Exhibit 10.21

SECURITY AGREEMENT

This Security Agreement (this "Security Agreement") is entered into effective as of November 6, 2019 (the “Effective Date”), by and among Kevin M. Smith (the “Secured Party” and collectively, the “Secured Party”), Alpine 4 Technologies, Ltd., a Delaware corporation (“Alpine 4”), and Deluxe Sheet Metal, Inc., an Indiana corporation and DSM Holding, LLC, an Indiana limited liability company (collectively, the “Company”).  The Secured Party, and the Company, and Alpine 4 are sometimes referred to hereafter individually as a “Party” and collectively as the “Parties.”

RECITALS

A.
Alpine 4, the Secured Party, Lonewolf Enterprises, LLC (“LWE”), and the Company entered into a Purchase Agreement of even or near date herewith (the “SPA”), pursuant to which Alpine 4  purchased from (i) the Secured Party 100% of the issued and outstanding shares of stock and membership interests, respectively, of the Company, and (ii) LWE certain real estate and improvements thereto and related property (collectively, the “Purchased Shares”).

B.
As partial payment for the Purchased Shares, Company, and Alpine 4 made and conveyed to the Secured Party a (i) Secured Promissory Note (the “Note 1”) of even or near date herewith, pursuant to which, Alpine 4 and Company (collectively, “Note Parties”) agreed to pay to the Secured Party an aggregate of $1,900,000.00, on terms set forth in the Note 1, as consideration for the Purchased Shares, and (ii) Secured Promissory Note (the “Note 2”) (hereinafter, Note 1 and Note 2 are collectively referred to as “Note”) of even or near date herewith, pursuant to which Note Parties agreed to pay to the Secured Party an aggregate of $496,343.00, on terms set forth in the Note 2, as consideration for the Purchased Shares.

C.
In recognition of, and to provide collateral to secure Note Parties’ obligations under the Note, the Note Parties agree to enter into this Security Agreement pursuant to which the Note Parties will grant to Secured Party a subordinated security interest in the Collateral described below, and also outlined in Exhibit E in the SPA with a Subordination Agreement.

D.
At the request of Alpine 4, Secured Party agree to allow Alpine 4 to change Senior Lenders and agree to execute new Subordination Agreements as represented in Exhibit E at Alpine 4’s request, subject to the terms of SPA and this Security Agreement.

AGREEMENT

 NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Secured Party and the Note Parties hereby agree as follows:

 1. Definitions and Interpretation.  When used in this Security Agreement, the following terms have the following respective meanings:

 “Company Collateral” and/or “Collateral” shall mean the present and future assets and any property of any kind of the Company, including, without limitation, the equipment, accounts receivable, tools, parts, inventory, and commingled goods relating to the foregoing property, customer accounts, intellectual property, and investment property all whether now existing or hereafter arising, whether now owned or hereafter acquired or whether now or hereafter subject to any rights in the foregoing property, and any and all accessions thereto, replacements or modifications thereof, and all of the products and proceeds (whether cash or non-cash proceeds) from any of the foregoing, including, without limitation, insurance payments or proceeds of any policy of insurance relating thereto from any of the assets of the Company, and in the case of Note 2 only, shall also mean that certain equipment described on attached Exhibit A.

 “Lien” shall mean, with respect to any property, any security interest, mortgage, pledge, lien, claim, charge or other encumbrance in, of, or on such property or the income therefrom.

 “Obligations” shall be as defined in Section 2(a).

“Permitted Encumbrances” has the meaning specified therefor in the SPA.

 “Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Senior Lender” shall mean the bank or other financing entity or facility providing the financing for the purchase of the Purchased Shares, and operating lines of credit, equipment financing and other asset based lending to the  Company.

“Senior Security Interest” shall mean the security interest in the Collateral granted to the Senior Lender which is senior to the security interest granted to the Secured Party hereunder.

Except as otherwise provided herein or defined in the Note, all other terms used in this Security Agreement shall have the meanings given under Chapter 9.1 of the Indiana Uniform Commercial Code, or in any other article if not defined in Chapter 9.1.

2. [deleted]

3. Grant of Security Interest.

a. As security for the Obligations and continuing so long as any amount remains outstanding on the Note, the Note Parties hereby pledge and grants to Secured Party collectively a subordinated continuing security interest (subject only to the Senior Security Interest granted to the Senior Lender) in and to all of the Company Collateral.

b.   The Note Parties hereby authorize Secured Party to execute and file any financing or fixture filing statements, and any amendments and/or continuations and/or releases thereof, signed only by Secured Party as deemed advisable by Secured Party in the appropriate state or local offices on behalf of the Note Parties in connection herewith.

 4. Representations, Warranties, and Covenants.

a. Covenants Relating to Collateral.  As security for the Obligations, the Note Parties  hereby, jointly and severally, agree (i) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Subordinated Security Interest (subject only to Permitted Encumbrances) granted to Secured Party therein and the perfection and priority of such Subordinated Security Interest (subject only to the Senior Security Interest granted to the Senior Lender, and to Permitted Encumbrances); (ii) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (iii) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Secured Party to maintain and protect Secured Party’s Subordinated Security Interest (subject only to the Senior Security Interest granted to the Senior Lender, and to Permitted Encumbrances) hereunder and the priority thereof and to deliver promptly upon the request of the Secured Party all originals of Collateral consisting of instruments, investment property, or other Collateral for which possession of originals is necessary; (iv) to appear in and defend any action or proceeding which may affect the Note Parties' title to or Secured Party’ interest in the Collateral; and (v) except for in connection with sales of inventory in the ordinary course of business, not to surrender or lose possession of (other than to Secured Party), sell, encumber, lease or otherwise dispose of or transfer any Collateral or right or interest therein, and to keep the Collateral free of all Liens (other than the Senior Security Interest granted to the Senior Lender and Permitted Encumbrances). The Note Parties shall provide Secured Party with at least 30 days’ prior written notice of the Note Parties’ desire to change the holders of the Senior Security Interests from time to time as needed to help in the financing activities of the Note Parties, and provided that the Note Parties are not then in default with respect to the Obligations, the holders of the Senior Security Interests may be changed so long as the maximum indebtedness to the Senior Security Interest does not exceed $6,500,000 of Senior Security Interest, without written agreement from the Secured Party.

b. Other Representations, Warranties, and Covenants.  Each of Note Parties represents, warrants, and covenants to each of the following:

i. The exact legal names of Note Parties are set forth on the signature page of this Security Agreement.

ii. Alpine 4 is duly incorporated and in good standing under the laws of the state of Delaware, the Company is each duly organized and validly existing under the laws of the state of Indiana, and with respect to each of Alpine 4 and the Company, the execution, delivery, and performance of this Security Agreement is within Alpine 4’s and the Company's powers, the Security Agreement has been duly authorized, and is not in conflict with the terms of its respective organizational documents, each as amended through the date of this Security Agreement, and each constitutes a legal, valid and binding obligation of Alpine 4 and the Company enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to equitable principles (regardless of whether enforcement is sought in equity or at law).

iii. Alpine 4’s office is located at 2525 E. Biltmore Cir., Suite C237, Phoenix, AZ 85016.

iv. Not to change the Company's name, any organizational identification number, state of incorporation, organizational identity, or location of chief executive office; provided, however, that the Company may change any of these upon at least 30 days’ prior written notice to Secured Party of such change along with the Company paying all of Secured Party’ incurred costs of filing amendments, additional financing statements, or any other necessary documents to protect, perfect, and preserve Secured Party’ security interest in the Collateral.

v.  To pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

vi.  At the time the Company Collateral becomes subject to the lien and security interest created by this Agreement, the Company, as applicable, will be the direct, legal and beneficial owner thereof, free and clear of any lien, security interest, encumbrance, claim, option or right of others except for the Senior Security Interest and the security interest created by this Security Agreement.

vii.  No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the pledge by the Note Parties of the Company Collateral pursuant to this Security Agreement or for the execution and delivery of the Note and this Security Agreement by the Note Parties or the performance by the Note Parties of their obligations hereunder.

 5.Litigation and Other Proceedings.  The Secured Party shall have the right but not the obligation to bring suit or institute proceedings in the name of the Company or the Secured Party to enforce any rights in the Company Collateral, including without limitation any license thereunder, in which event the Note Parties shall at the request of the Secured Party do any and all lawful acts and execute any and all documents reasonably required by Secured Party or determined to be necessary or appropriate by Secured Party in aid of such enforcement.

 6. Action by Secured Party.  All actions of the Secured Party pursuant to this Security Agreement, including the enforcement of any rights pursuant to this Security Agreement, shall be determined by the Secured Party.

7. Default and Remedies.

a. Default.  The Note Parties shall be deemed in default under this Security Agreement upon (each an “Event of Default” but subject to the Subordination Agreement with the Senior Lender as outlined in Exhibit E to SPA: (i) the occurrence and during the continuance of a default or breach of any of Note Parties’  obligations arising under the terms of the Note or a default or breach of any of the Note Parties' obligations arising under the terms of this Security Agreement, (ii) the uninsured loss, theft, damage, or destruction to the Company Collateral, sale (other than inventory in the ordinary course of business) or encumbrance of any of the Company Collateral, or the making of any levy, seizure or attachment on the Company Collateral, or (iii) dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws of, by or against any of the Note Parties, (iv) the Company’s merger, consolidation, or transfer of a substantial part of its assets, a material decline in the value of the Collateral or any significant part thereof, (v) Note Parties’, or any of them, concealment, removal (or permitting such concealment or removal) of any part of the Company Collateral, with the intent to hinder, delay or defraud its creditors, (vi) Secured Party’s determination to deem itself insecure, or (vii) any other Event of Default as defined under the Note.

b. Remedies.  Upon the occurrence and during the continuance of any Event of Default, the Secured Party shall have the rights granted by this Security Agreement, subject to the Subordination Agreement, and by law, including without limitation the right to: (i) declare due and payable in full the Note, at the option of the Secured Party, (ii) require the Note Parties to assemble the Company Collateral and make it available to the Secured Party at a place to be designated by the Secured Party, (iii) prior to the disposition of the Company Collateral, require the Note Parties to store, process, repair or recondition the Company Collateral or otherwise prepare the Company Collateral for disposition in any manner and to the extent the Secured Party deem appropriate and in connection with such preparation and disposition, without charge to Secured Party, and (iv) collect all of Secured Party’s costs of collection and reasonable attorneys’ and experts’ fees and expenses of any kind, and all costs of suit and appeal (collectively, the “Costs”).

c. Application of Company Collateral Proceeds.  The proceeds and/or avails of the Company Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the Secured Party at the time of, or received by Secured Party after, the occurrence of an event of default) shall be paid to and applied as follows:

i. First, to the payment of reasonable costs and expenses of Secured Party, including, without limitation, all amounts expended to preserve the value of the Company Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

ii. Second, to the payment to Secured Party of the amounts outstanding under the Note;

iii Third, to the payment of the surplus, if any, to the Note Parties, their successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

 8.             Miscellaneous.

a. Notices.  Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Note Parties, or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or the address set forth below, or to such other address as may be specified in writing by a Party to the other parties to this Security Agreement.

If to Secured Party:

Kevin M. Smith
2603 Thornacres Drive
Niles, Michigan 49120

If to the Company:

Deluxe Sheet Metal, Inc.
2525 E. Biltmore Cir., Suite C237
Phoenix, AZ 85016

with a copy (which shall not constitute notice) to:

Kirton McConkie PC
60 E. South Temple, Suite 1800
Salt Lake City, Utah 84111
Fax:  (801) 212-2187
Phone:  (801) 328-3600
Attn:  C. Parkinson Lloyd, Esq.

If to Alpine 4:

2525 E. Biltmore Cir., Suite C237
Phoenix, AZ 85016

with a copy (which shall not constitute notice) to:

Kirton McConkie PC
60 E. South Temple, Suite 1800
Salt Lake City, Utah 84111
Fax:  (801) 212-2187
Phone:  (801) 328-3600
Attn:  C. Parkinson Lloyd, Esq.

b. Nonwaiver.  No failure or delay on the part of Secured Party in exercising any of its rights hereunder will operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

c. Amendments and Waivers.  This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Note Parties and Secured Party.  Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

d. Assignments.  This Security Agreement shall be binding upon and inure to the benefit of Secured Party, and the Note Parties, and their respective successors and assigns; provided, however, that neither Note Parties nor any of them may sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

e. Cumulative Rights, etc.  The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority and under the Note, all of which rights, powers, and remedies will be cumulative and may be exercised successively or concurrently without impairing the rights of the Secured Party hereunder or thereunder.  The Note Parties hereby waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in the Secured Party’s power.

f. Payments Free of Taxes, Etc.  All payments made by Note Parties under the Note will be made by Note Parties free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings.

g. Partial Invalidity.  If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

h. Expenses.  Each of Note Parties shall pay on demand all reasonable fees and expenses, including reasonable attorneys’ fees and expenses, incurred by Secured Party in connection with the custody, preservation or sale of, or other realization on, any of the Collateral or the enforcement or attempt to enforce any of the Obligations which is/are not performed as and when required by this Security Agreement or the Note.

i. Construction.  Each of this Security Agreement and the Note is the result of negotiations among, and has been reviewed by, Note Parties and Secured Party.  Accordingly, this Security Agreement and the Note will be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Note Parties or Secured Party.

j. Entire Agreement.  This Security Agreement and the Note constitute and contain the entire agreement of the Note Parties and Secured Party, and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.  In the event of any inconsistencies between the terms of this Security Agreement or the Note and the terms of the SPA and the Secured Party, the terms of this Security Agreement or the Note, as applicable, shall prevail.

k. Governing Law.  This Security Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Indiana without reference to conflicts of law rules. Any dispute of any kind relating to, connected with or arising out of this Security Agreement in any fashion (“Dispute”) shall only be heard and decided exclusively in the Superior Courts of Marion County, Indiana, and all persons impacted by this Security Agreement in any fashion waive any objection to such exclusive venue.

l. Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

m. Waiver of Right to Jury.  In order to avoid delays and minimize expense, the Note Parties and Secured Party knowingly, voluntarily and intentionally waive any right to trial by jury in respect of any claim, demand, action or cause of action arising out of, under or in connection with this Security Agreement or any related writing or any amendment thereto, whether now existing or hereinafter arising and whether sounding in contract or tort or otherwise, and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by a court trial without a jury, and a copy of this Security Agreement may be filed with any court as evidence of the consent of each of the parties hereto to the waiver of its right to trial by jury.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have caused this Security Agreement to be executed as of the day and year first above written.

NOTE PARTIES:

ALPINE 4:

ALPINE 4 TECHNOLOGIES, LTD.,
a Delaware corporation

By: /s/ Kent B. Wilson
       Kent B. Wilson
       Its Chief Executive Officer

COMPANY:

DELUXE SHEET METAL, INC.

By: /s/ Kent B. Wilson
       Kent B. Wilson
Its  CEO

DSM HOLDING, LLC

By: /s/ Kent B. Wilson
       Kent B. Wilson
       Its CEO

SECURED PARTY:

/s/ Kevin M. Smith

Name: Kevin M. Smith